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===========================================================================


                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                      FORM 8-K


                                   CURRENT REPORT


       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report:  January 28, 1998



                               REDWOOD EMPIRE BANCORP
              (Exact number of Registrant as specified in its charter)



               California               File No. 0-19231        68-0166366
               ----------               ----------------        ----------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer)
Incorporated or organization)                                Identification No.)



          111 Santa Rosa Avenue, Santa Rosa, California          95404-4905
          ---------------------------------------------          ----------
          (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code:  (707) 545-9611





===========================================================================


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ITEM 5.  OTHER EVENTS

Press releases for the following (article attached):

    Redwood Empire Bancorp declares quarterly dividend on preferred stock.

    Redwood Empire Bancorp announces fourth quarter and full year 1997 financial results.











                                     SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:          1/28/98             REDWOOD EMPIRE BANCORP
          --------------------     ----------------------
                                   (Registrant)


                                   /s/ James E. Beckwith
                              By:
                                   -----------------------------
                                   James E. Beckwith
                                   Executive Vice President and
                                   Chief Financial Officer


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                            FOR:   REDWOOD EMPIRE BANCORP

                    APPROVED BY:   James Beckwith
                                   Chief Financial Officer
                                   (707) 522-5215

                        CONTACT:   Morgen-Walke Associates, Inc.
                                   John Swenson, Micah Epps
                                   (415) 296-7383

FOR IMMEDIATE RELEASE              Sandra Badurina, Deborah Szajngarten
                                   (212) 850-5600


                     REDWOOD EMPIRE BANCORP DECLARES QUARTERLY
                            DIVIDEND ON PREFERRED STOCK


SANTA ROSA, Calif. (January 22, 1998) -- Redwood Empire Bancorp (AMEX: REB) today announced that its Board of Directors has declared a quarterly dividend of
19.5 cents per share on the Company's 7.8% Noncumulative Convertible Perpetual Preferred Stock. The dividend is payable on February 13, 1998 to shareholders of record on January 30, 1998.

          Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various California locations.

                                     #   #   #


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                            FOR:   REDWOOD EMPIRE BANCORP

                    APPROVED BY:   James Beckwith
                                   Chief Financial Officer
                                   (707) 522-5215

                        CONTACT:   Morgen-Walke Associates, Inc.
                                   John Swenson, Micah Epps
                                   (415) 296-7383
FOR IMMEDIATE RELEASE              Deborah Szajngarten
                                   (212) 850-5600


                REDWOOD EMPIRE BANCORP REPORTS FOURTH QUARTER
                    AND FULL YEAR 1997 FINANCIAL RESULTS

SANTA ROSA, Calif. (January 23, 1998) -- Redwood Empire Bancorp (AMEX: REB) today announced financial results for the fourth quarter and full year ended December 31, 1997.

      Net income for the fourth quarter was $1,052,000, or $0.31 diluted per share. This compares with a consolidated net loss of $1,606,000, or loss per share of ($0.63), for the fourth quarter a year ago and to net income of $925,000, or $0.27 diluted per share in the third quarter of 1997. Return on equity was 12.84% in the fourth quarter, compared with a negative return a year ago and 11.67% for the third quarter of 1997.

      "We had another strong quarter," noted Tom Whitaker, Chairman of Redwood Empire Bancorp. "Net income continued to improve and our performance for the fourth quarter and the momentum over the past three quarters reflect our ongoing strategy to build a solid base business and improve asset quality, which we believe are catalysts for further earnings growth in coming quarters. We enter 1998 with renewed enthusiasm. In our annual planning process, the Company's strategic business units were evaluated for growth, return and resource allocation. We believe our current SBU's are well positioned in the markets they serve. Our SBU managers have taken on the responsibility of achieving the Company's 1998 objectives of improved asset quality, revenue enhancement, and increased efficiencies."

                                      (-more-)


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      For the full year 1997, net income was $3,441,000, or $1.02 diluted per share. In 1996, the Company recorded a net loss of $1,486,000, or ($0.71) per share. Consolidated net interest income was $20,519,000 in 1997, compared to $23,141,000 in 1996. The loan loss provision for the year totaled $2,100,000, versus $6,262,000 last year. 1997 net chargeoffs were $1,495,000, or 0.46% of average portfolio loans. Non-performing assets were $16,621,000, or 3.71% of total assets at December 31, 1997.

      As of December 31, 1997, non accrual loans amounted $8,618,000, restructured loans totaled $1,109,000 and other real estate owned and other assets owned equaled $6,894,000. From December 31, 1996, non accrual loans declined $1,164,000, restructured loans increased by $510,000 and other real estate owned increased $4,094,000 in 1997.

      Total assets were $447.8 million at year-end. Common book value per share was $9.91. The Company's Tier 1 capital to average assets ratio was 7.19% as of December 31, 1997.

      Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

      The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.

                                 (Tables to follow)

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



                                                                  REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                                              CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                    (DOLLARS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE AND SHARE DATA)


                                                                   THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                  DECEMBER 31         DECEMBER 31           DECEMBER 31          DECEMBER 31
                                                     1997                1996                  1997                 1996
                                                --------------      --------------        --------------       --------------

Interest income                                          8,881             $10,989               $37,306              $45,784
Interest expense                                         3,921               5,327                16,787               22,643
                                                --------------      --------------        --------------       --------------
Net interest income                                      4,960               5,662                20,519               23,141
Provision for loan losses                                  465               2,887                 2,100                6,262
                                                --------------      --------------        --------------       --------------
Net interest income after loan loss provision            4,495               2,775                18,419               16,879
Other income                                             2,707               5,645                10,143               19,570
Other expense                                            5,548              11,107                22,855               38,946
                                                --------------      --------------        --------------       --------------
Income before taxes                                      1,654              (2,687)                5,707               (2,497)
Income tax expense                                         602              (1,081)                2,266               (1,011)
                                                --------------      --------------        --------------       --------------
NET INCOME                                               1,052              (1,606)                3,441               (1,486)
Preferred dividends                                        112                 113                   448                  449
                                                --------------      --------------        --------------       --------------
Net income available for common                           $940             ($1,719)               $2,993              ($1,935 )
                                                --------------      --------------        --------------       --------------
                                                --------------      --------------        --------------       --------------



Basic earnings per share:
  Net income                                              $.32               ($.63)                $1.08                ($.71)
  Weighted average shares                            2,785,000            2,747,000            2,776,000            2,721,000

Diluted:
  Net income                                              $.31               ($.63)                $1.02                ($.71)
  Weighted average shares                            3,419,000            2,747,000            3,378,000            2,721,000



SELECTED RATIOS
Return on Average Common Equity                        13.91 %            (27.16%)               11.68 %              (7.43%)
Return on Average Total Equity                         12.84 %            (20.69%)               10.97 %              (4.67%)
Return on Average Assets                                 .93 %             (1.23%)                 .75 %               (.28%)


                                                                         SELECTED BALANCE SHEET DATA
                                                                       (IN THOUSANDS)

                                                            December 31         December 31
                                                                1997                1996
                                                          --------------      --------------

Total Loans, including Mortgage Loans Held for Sale             $299,325            $376,901
Allowance for Loan Loss                                            7,645               7,040
Total Assets                                                     447,794             499,466
Total Deposits                                                   392,384             436,450
Equity Capital                                                    33,355              29,732
Nonperforming Assets                                              16,621              13,181

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